                      As filed with the Securities and Exchange Commission on April 7, 2008

  Registration Number: 333-137918

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8/A

(Amendment No. 1)

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

XINYINHAI TECHNOLOGY, LTD.

(Exact name of Registrant as specified in Charter)

Utah                                                                                             87-0427336________

(State of Incorporation)                                                        (I.R.S. Employer I.D. Number)

No. 16 Dalian Road, Centralized Park Haping Road, Harbin Development Zone, China

150060

(Address of Principal Executive Offices)

2006 EQUITY INCENTIVE PLAN

(Full Title of Plan)

Tian Ling

Xinyinhai Technology, Ltd.

No. 16 Dalian Road

Centralized Park Haping Road

Harbin Development Zone, China 150060

86-451-868-11118

(Name, Address and Telephone Number of Agent for Service)

Copy to:

ROBERT BRANTL, ESQ.

52 Mulligan Lane

Irvington, NY 10533

(914) 683-3026

On January 1, 2007 the offering of shares pursuant to this Registration Statement was terminated.  All of the shares registered in this Registration Statement were issued.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Xinyinhai Technology, Ltd. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Harbin, Province of Heilongjiang, People’s Republic of China on the 7th day of April, 2008.

XINYINHAI TECHNOLOGY, LTD.

By: /s/ Tian Ling

       Tian Ling, Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on April 7, 2008.

/s/ Tian Ling __________

Tian Ling, Director,

Chief Executive Officer

/s/ Du Song____________

Du Song, Director,

Chief Financial and Accounting Officer

/s/ Xie Guihong________

Xie Guihong, Director

/s/ Lao Chengxu_______

Lao Chengxu, Director